                                                                                                                Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

The Board of Directors
QUEST OIL CORPORATION
(An Exploration Stage Company)

We consent to the use in Form SB-2 of our Auditors’ Report dated June 22, 2005 on the balance sheets of Quest Oil Corporation as at March 31, 2005 and 2004, and the related statements of operations and deficit, stockholders’ equity and cash flows for the years then ended.

“MACKAY LLP”
CHARTERED ACCOUNTANTS

Vancouver, British Columbia
Canada

July 25, 2005